Exhibit 10.4

MMODAL INC.
FORM OF RESTRICTED STOCK AWARD AGREEMENT
FOR INDEPENDENT DIRECTORS

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award” or “Agreement”) is made by and between MModal Inc. (the “Company”) and [_____] (the “Grantee”) as of [_____] (the “Grant Date”).
WHEREAS, the Company has adopted the MedQuist Holdings Inc. 2010 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to award Restricted Stock to the Grantee, subject to the Plan and the terms and conditions contained in this Agreement; and
NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:
1.Award of Restricted Stock. The Company hereby awards the Grantee [_____] shares of Restricted Stock.

2.Vesting of Restricted Stock. Subject to the Grantee's continuing to provide services to the Company, shares of Restricted Stock are subject to forfeiture to the Company until they become vested and non-forfeitable on the schedule set forth on Schedule 1 to this Agreement (the “Period of Restriction”). While subject to forfeiture, the shares of Restricted Stock may not be sold, pledged, assigned, otherwise encumbered or transferred in any manner, whether voluntarily or involuntarily by the operation of law.

3.Termination.
(a)     Death or Disability. If the termination of Grantee's director relationship with the Company is as a result of Grantee's death or Disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), then the Period of Restriction shall immediately lapse, causing any restrictions which would otherwise remain on the Restricted Stock to immediately lapse.
(b)    Involuntary Termination. If the termination of Grantee's director relationship with the Company is as a result of Grantee's Involuntary Termination (for purposes of this Agreement, defined as Grantee's not being voted to a new term by the shareholders), then the restrictions set forth in this Agreement with respect to the restricted Stock shall lapse as to one twelfth (1/12th) of the Shares of Restricted Stock for each full month of service rendered by Grantee from the Grant Date through the date of such termination. Any shares of Restricted Stock for which the restrictions do not lapse as a result of such pro-ration shall be immediately forfeited.
(c)    Other Terminations. If Grantee's termination is for any reason other than death, Disability or Involuntary Termination, then all Restricted Stock for which the Period of Restriction had not lapsed prior to the date of such Termination shall be immediately forfeited.

4.Effect of Change of Control.
(a)In the event of a Change of Control (as defined below), the shares of Restricted Stock, if outstanding as of the date of such Change of Control, shall become fully vested and non-forfeitable, whether or not then otherwise vested. “Change of Control” means any of the following events:

(i)
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than: (i) the Company; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company; (iii) a Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (iv) the existing holders of capital stock of the Company as of the date hereof, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

(ii)
The consummation of a merger, share exchange, consolidation or reorganization involving the Company and any other Company or other entity as a result of which less than fifty percent (50%) of the combined voting power of the Company or of the surviving or resulting Company or entity after such transaction is held in the aggregate by the holders of the combined voting power of the outstanding securities of the Company immediately prior to such transaction.

(iii)	The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.
(b)The Board shall have full and final authority, in its discretion, to determine whether a Change of Control of the Corporation has occurred, the date of the occurrence of such Change of Control and any incidental matters relating thereto.

5.Issuance of Shares.
(a)The Company will cause the shares of Restricted Stock to be issued in the Grantee's name either by book-entry registration or issuance of a stock certificate or certificates at the option of the Company.
(b)Unless otherwise provided by the Board in writing, the shares of Restricted Stock shall not be transferable by Grantee other than by will or the laws of descent and distribution.
(c)While the shares of Restricted Stock remains forfeitable, the Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the unvested shares of Restricted Stock. As soon as practicable following the time that any Restricted Stock becomes non-forfeitable (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such share), the Company will cause that stop-transfer order to be removed. The Company may also condition delivery of certificates for shares of Restricted Stock upon receipt from the Grantee of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.
(d)If any certificate is issued in respect of shares of Restricted Stock, that certificate will be legended and held in escrow by the Company or an agent of the Company. In addition, the Grantee may be required to execute and deliver to the Company a stock power with respect to those shares of Restricted Stock. At such time as those shares of Restricted Stock become non-forfeitable, the Company will cause a new certificate to be issued without that portion of the legend referencing the previously applicable forfeiture conditions and will cause that new certificate to be delivered to the Grantee (provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such shares).

6.Substitute Property. If, while any of the shares of Restricted Stock remains subject to forfeiture, there occurs a merger, reclassification, recapitalization, stock split, stock dividend or other similar event or transaction resulting in new, substituted or additional securities being issued or delivered to the Grantee by reason of the Grantee's ownership of the Restricted Stock, such securities will constitute Restricted Stock for all purposes of this Agreement and any certificate issued to evidence such securities will immediately be deposited with the secretary of the Company (or his or her designee) and subject to the escrow described in Section 3, above.

7.Rights of Grantee During Restricted Period. The Grantee will have the right to vote the shares of Restricted Stock and to receive dividends and distributions with respect to the Restricted Stock; provided, however, that any cash dividends or distributions paid in respect of the Restricted Stock while those shares remain subject to forfeiture will be withheld by the Company and will be delivered to the Grantee (without interest and net of any required tax withholding) only if and when the Restricted Stock giving rise to such dividends or distributions become vested and non-forfeitable.

8.Securities Laws. The Board may from time to time impose any conditions on the shares of Restricted Stock as it deems necessary or advisable to ensure that the Restricted Stock is issued and sold in compliance with the requirements of any stock exchange or quotation system upon which the shares are then listed or quoted, the Securities Act of 1933 and all other applicable laws.

9.Tax Consequences.
(a)The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee's income tax liability in connection with the grant or vesting of the Restricted Stock and the Company makes no guarantees regarding the tax treatment of this Award. The Grantee has had the opportunity to review with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee's own tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b)If the Grantee makes an election under Section 83(b) of the Code with respect to the grant of Restricted Stock, the Grantee agrees to notify the Company in writing on the day of such election. The amount includible in the Grantee's income as a result of that election will be subject to tax withholding. The Grantee will be required to remit to the Company in cash, or make other arrangements reasonably satisfactory to the Company for the satisfaction of such tax withholding amount; failure to do so within three business days following the making the Section 83(b) election will result in forfeiture of all Restricted Stock.
(c)The Grantee shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to the Grantee, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of the Restricted Stock and to take such other action as may be necessary in the opinion of the Board or the Company to satisfy all obligations for the payment of such withholding and taxes.
(d)Without limiting the generality of clause (c) above, the Board may, in its sole discretion, permit the Grantee to satisfy, in whole or in part, the foregoing withholding liability by the delivery of shares of Common Stock (which are Mature Shares) owned by the Grantee having a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

10.Restricted Stock Subject to the Plan. By entering into this Agreement the Grantee agrees and acknowledges that the Grantee has received and read a copy of the Plan and that this grant of Restricted Stock is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

11.Consent to Electronic Delivery. The Grantee hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Agreement, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company's intranet site. Upon written request, the Company will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically. The authorization described in this paragraph may be revoked by the Grantee at any time by written notice to the Company.

12.Entire Agreement. This Agreement, including the terms incorporated herein by reference, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof. Notwithstanding anything to the contrary, this Agreement will not supersede any other restrictive covenant agreement between the Grantee and the Company or any of its Affiliates, and the Grantee shall be bound both by the restrictions set forth in such other restrictive covenants agreements and the restrictions set forth in this Agreement.

13.Severability. Whenever possible, each provision and term of this Agreement shall be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the Grantee.

14.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws. Any legal proceeding arising out of or relating to this Agreement will be instituted in a state or federal court in the State of Delaware, and the Grantee and the Company hereby consent to the personal and exclusive jurisdiction of such court(s) and hereby waive any objection(s) that they may have to personal jurisdiction, the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

15.Amendment. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes under Sections 10, 13 and 15 of the Plan permitted to Awards made under the Plan without consent.

16.Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

17.Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Board. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

18.Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Grantee, at the Grantee's address indicated by the Company's records, or if to the Company, to the attention of the secretary of the Company at the Company's principal executive office.

19.No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Grantee any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Grantee at any time for any reason whatsoever.

20.Beneficiary. The Grantee may file with the Board a written designation of a beneficiary on such form as may be prescribed by the Board and may, from time to time, amend or revoke such designation. Any notice should be made to the attention of the secretary of the Company at the Company's principal executive office. If no designated beneficiary survives the Grantee, the Grantee's estate shall be deemed to be Grantee's beneficiary.

21.Clawback/Forfeiture.
(a)Grantee's Conduct. Notwithstanding anything to the contrary contained herein, if the Company as a result of misconduct or fraud is required to prepare a financial restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, where the Grantee (i) engaged in fraud resulting in such financial restatement, or (ii) knowingly or through gross negligence engaged in misconduct resulting in such financial restatement, the Grantee shall forfeit any or all of the shares of Restricted Stock, whether or not vested, then held by the Grantee and repay to the Company an amount in cash equal to all or any portion of the sales proceeds received by the Grantee in connection with the sale or other disposition of any such shares of Restricted Stock during the three-year period preceding the date on which the Company first determines that it must prepare the financial restatement (or, if no proceeds were received by the Grantee in any such disposition, an amount equal to the aggregate Fair Market Value of the shares of Restricted Stock so disposed of, determined as of the date of such disposition). For the avoidance of doubt, the Grantee's failure to have personal knowledge of the conduct of any other individual that contributed to a financial restatement shall not, in and of itself, be sufficient to trigger this provision.
(b)Conduct of Others or Errors. Notwithstanding anything to the contrary contained herein, the Grantee shall repay the Company any amount in excess of what the Grantee should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculation or other administrative error) with respect to any sale or other disposition of any Restricted Stock during the three-year period preceding the date on which the Company first determines that it must prepare the financial restatement or otherwise first discovers the mistake or error and promptly notifies the Grantee.
(c)Compliance. The Grantee will agree to revise this Section 19 to the extent necessary for the Company to comply with any regulatory guidance promulgated under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
[Signature page follows]

IN WITNESS WHEREOF, the Company's duly authorized representative and the Grantee have each executed this Restricted Stock Award Agreement on the respective date below indicated.

MMODAL inc.

By
Name:	Roger L. Davenport
Title:	Chairman & CEO
Date:

GRANTEE

Signature
Name:
Date:

Schedule 1

Grant Date:    [May 3, 2012]
Number of Shares of Restricted Stock Subject to the Agreement:     [________]
Restriction Period: All shares of Restricted Stock subject to the Agreement shall vest and become non-forfeitable on [______], subject to the terms and conditions that may be imposed by the Plan and the Agreement.